Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c)	13,079,871 (1)	$34.77(2)	$454,787,114.67	0.00014760	$67,126.58	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts				$454,787,114.67			$67,126.58

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$7,983.60

	Net Fees Due							$59,142.98

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. This Registration Statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities issued hereunder.

(2)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $34.77, which is the average of the high and low prices of the Class A common stock on March 7, 2024 on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed (3)	Fee Paid With Fee Offset Source

Rule 457(p)

Fee Offset Claims	Kinetik Holdings Inc.	Form S-3	333-262043	January 7, 2022		$7,983.60	Equity	Class A common stock, par value $0.0001 per share	1,390,651	$86,123,016.43

Fee Offset Sources	Kinetik Holdings Inc.	Form S-3	333-262043		January 7, 2022						$7,983.60

(1)

Pursuant to Rule 415(a)(6) of the Securities Act, the offering of the unsold securities of Apache Midstream LLC registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)

An aggregate of $7,983.60 of the amount of the registration fee was previously paid in connection with 1,390,651 unsold securities held by Apache Midstream LLC and registered under the Prior Registration Statement. The Registrant is applying such amount toward the registration fee for this Registration Statement in reliance on Rule 457(p).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices of our common stock as of January 4, 2022, in connection with the Prior Registration Statement and as reported on the Nasdaq Global Market.